Exhibit 99.3


                             OAK TECHNOLOGY, INC.
                             UNAUDITED PRO FORMA
                   COMBINED CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of TeraLogic, Inc. ("TeraLogic") by Oak Technology, Inc. ("Oak") which was concluded on October 25, 2002 and was previously reported by Oak on Form 8-K filed on October 30, 2002. The acquisition of TeraLogic by Oak was accounted for using the purchase method of accounting. These pro forma statements were prepared as if the acquisition had been completed as of September 30, 2002 for balance sheet purposes and the beginning of the year ended June 30, 2002 for statement of operations purposes. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of Oak included in Oak's report on Form 10-K filed with the Securities and Exchange Commission on August 28, 2002, and the historical financial statements of TeraLogic included with Item 7 in this Form 8-K/A.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on September 30, 2002 for balance sheet purposes or as of the beginning of the year ended June 30, 2002 for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The pro forma combined financial statements include adjustments to reflect the allocation of purchase consideration to the acquired assets and liabilities of TeraLogic. The final allocation of the purchase consideration will be determined upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities assumed. The pro forma adjustments may differ materially based upon the final adjustments.

                             OAK TECHNOLOGY, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2002
                (in thousands, except share and per share data)

                                                             Pro Forma
                                                      ------------------------
                                Oak      TeraLogic    Adjustments     Combined
                                ---      ---------    -----------     --------
ASSETS
Current assets:
  Cash and cash equivalents... $ 25,809    $  3,553    $    --        $ 29,362
  Short-term investments......  108,526         147    (45,518) (a)     63,155
  Accounts receivable, net....    9,949       2,738         --          12,687
  Inventories.................    3,731       2,424         --           6,155
  Prepaid expenses and other
    current assets............    6,128       1,001     (2,000) (e)      5,129
                               --------    --------    -------        --------
    Total current assets......  154,143       9,863    (47,518)        116,488
Property and equipment, net...   19,246       3,221       (241) (b)     22,226
Intangible assets, net........   18,135       1,105     41,927  (c)     61,167
Other assets..................      881         125         --           1,006
                               --------    --------    -------        --------
Total assets.................. $192,405    $ 14,314    $(5,832)       $200,887
                               ========    ========    =======        ========




LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............ $  8,353    $  3,656    $    --        $ 12,009
  Accrued expenses............   16,430       3,006      2,935  (d)     22,371
  Deferred revenue............    5,074         105         --           5,179
  Convertible notes...........       --       6,840     (4,840) (e)         --
                                     --          --     (2,000) (e)         --
                               --------    --------    -------        --------
Total current liabilities.....   29,857      13,607     (3,905)         39,559
Other long-term liabilities...      958       4,075         --           5,033
                               --------    --------    -------        --------
Total liabilities.............   30,815      17,682     (3,905)         44,592
                               --------    --------    -------        --------

Commitments and contingencies

Convertible Preferred stock...       --      93,259    (93,259) (f)         --

Stockholders' equity (deficit):
  Common stock................       61       1,739     (1,739) (f)         61
  Additional paid-in capital..  247,303          --      3,723  (g)    251,026
  Treasury stock..............  (24,902)         --         --         (24,902)
  Deferred stock based
    compensation..............       --          --     (2,058) (h)     (2,058)
  Accumulated deficit.........  (62,099)    (98,366)    98,366  (f)    (69,059)
                                                        (6,960) (f)
  Accumulated other
    comprehensive income......    1,227          --         --           1,227
                               --------    --------    -------        --------
    Total stockholders' equity  161,590     (96,627)    91,332         156,295
                               --------    --------    -------        --------
    Total liabilities and
      stockholders' equity.... $192,405    $ 14,314    $(5,832)       $200,887
                               ========    ========    =======        ========



See accompanying notes to consolidated financial statements.

                             OAK TECHNOLOGY, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS



                       FOR THE YEAR ENDED JUNE 30, 2002
                   (in thousands, except per share amounts)


                                                             Pro Forma
                                                      ------------------------
                                Oak      TeraLogic    Adjustments     Combined
                                ---      ---------    -----------     --------
Revenues:
  Product revenues............ $115,638    $ 10,362    $    --        $126,000
  Software and other revenues    30,995       2,162         --          33,157
                               --------    --------    -------        --------
    Total revenues............  146,633      12,524         --         159,157

Cost of revenues and operating
  expenses:
  Cost of product revenues....   71,252       7,003         --          78,255
  Cost of software and other
    revenues..................    4,710          --         --           4,710
  Research and development
    expenses..................   53,207      16,877         --          70,084
  Selling, general, and
    administrative expenses...   31,543       7,501         --          39,044
  Amortization of intangibles    12,566          --      6,050  (j)     18,616
  Amortization of deferred
    stock based compensation         --          --        494  (k)        494
  Restructuring charges.......    3,213          --         --           3,213
                               --------    --------    -------        --------
    Operating loss............  (29,858)    (18,857)    (6,544)        (55,259)

Impairment loss...............   (1,581)         --         --          (1,581)
Other non-operating income, net   6,619         101     (2,048) (l)      4,672
                               --------    --------    -------        --------
Loss before income taxes......  (24,820)    (18,756)    (8,592)        (52,168)
Income tax expense............    2,130          84         --           2,214
                               --------    --------    -------        --------
Net loss...................... $(26,950)   $(18,840)   $(8,592)       $(54,382)
                               ========    ========    =======        ========

Net loss per share - basic and
  diluted..................... $  (0.49)                              $  (0.98)
                               ========                               ========

Weighted average common and
  potential common shares used
  in computing basic and
  diluted net loss per share..   55,254                                 55,254
                               ========                               ========




See accompanying notes to condensed consolidated financial statements.

                             OAK TECHNOLOGY, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE QUARTER ENDED SEPTEMBER 30, 2002
                   (in thousands, except per share amounts)


                                                             Pro Forma
                                                      ------------------------
                                Oak      TeraLogic    Adjustments     Combined
                                ---      ---------    -----------     --------
Revenues:
  Product revenues............ $ 22,414    $  4,769    $    --        $ 27,183
  Software and other revenues.    7,795         332         --           8,127
                               --------    --------    -------        --------
    Total revenues............   30,209       5,101         --          35,310

Cost of revenues and operating
  expenses:
  Cost of product revenues....   10,965       2,666         --          13,631
  Cost of software and other
    revenues..................    2,208          --         --           2,208
  Research and development
    expenses..................   13,687       3,867         --          17,554
  Selling, general, and
    administrative expenses...    7,819       1,894         --           9,713
  Amortization of intangibles.    1,751          --      1,513   (j)     3,264
  Amortization of deferred stock
    based compensation........       --          --        123   (k)       123
                               --------    --------    -------        --------
    Operating loss............   (6,221)     (3,326)    (1,636)        (11,183)

Other non-operating income
  (expense), net..............    1,161        (419)      (512)  (l)       230
                               --------    --------    -------        --------
Loss before income taxes......   (5,060)     (3,745)    (2,148)        (10,953)
Income tax expense............      628          25         --             653
                               --------    --------    -------        --------
Net loss...................... $ (5,688)   $ (3,770)   $(2,148)       $(11,606)
                               ========    ========    =======        ========

Net loss per basic and diluted
  share....................... $  (0.10)                              $  (0.21)
                               ========                               ========

Shares used in computing basic
  and diluted net loss per
  share.......................   55,921                                 55,921
                               ========                               ========




See accompanying notes to condensed consolidated financial statements.


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


                             OAK TECHNOLOGY, INC.
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS



1. BASIS OF PRO FORMA PRESENTATION
   -------------------------------

On October 25, 2002, Oak concluded the acquisition of TeraLogic pursuant to an acquisition agreement entered into on October 7, 2002. The acquisition is comprised of a cash payment of approximately $38 million, the repayment of a debt obligation of approximately $5.1 million, the assumption of approximately $4 million of TeraLogic's debt and obligations by Oak. In addition, Oak will reserve 2.3 million shares of the Company's common stock for future issuance to the employees of TeraLogic pursuant to options granted to them upon closing the transaction. The transaction will be accounted for under SFAS No. 141, "Business Combinations," using the purchase method of accounting.

The unaudited pro forma combined balance sheet at September 30, 2002 combines Oak's and TeraLogic's balance sheets as of September 30, 2002 as if the acquisition had been consummated on that date.

The combining companies have different year-ends for reporting purposes. Oak's fiscal year end is June 30, whereas TeraLogic's fiscal year end is December 31. The unaudited pro forma combined statements of operations for the year ended June 30, 2002 and for the three month period ended September 30, 2002 give effect to the acquisition as if it had occurred on July 1, 2001. The unaudited pro forma combined statement of operations for the twelve months ended June 30, 2002 combines the results of operations of Oak for the fiscal year ended June 30, 2002 and TeraLogic for the twelve month period ended June 30, 2002. The unaudited pro forma combined statement of operations for the three-month period ended September 30, 2002 combines the results of operations of Oak and TeraLogic for the respective three-month periods ended September 30, 2002.



2. PRELIMINARY PURCHASE PRICE ALLOCATION
   -------------------------------------

The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $49 million and other costs directly related to the acquisition as follows (in thousands):


         Cash payments...................................  $  43,045
         Fair market value of stock options granted......      3,723
         Estimated acquisition costs.....................      2,473
                                                           ---------
         Total consideration.............................  $  49,241
                                                           =========



The final purchase price allocation will be determined upon finalization of the closing balance sheet, finalization of estimates for direct acquisition costs and a comprehensive final evaluation of the fair value of all assets and liabilities. The preliminary purchase price for pro forma purposes has been allocated to tangible assets acquired and liabilities assumed based on the fair value of TeraLogic's assets and liabilities. The in-process research and development will be expensed immediately. For the purposes of these unaudited pro forma combined condensed balance sheets, the acquired in-process research and development has been assigned a value of $7.0 million based on preliminary management estimates. The in-process research and development charge of $7.0 million is not reflected in the unaudited pro forma combined condensed statement of operations. The exact amount of the in-process research and development charge may be different from the amount presented in these unaudited pro forma combined condensed financial statements. The in-process research and development charge relates to TeraLogic's products in development for which technological feasibility has not been established.


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


The preliminary allocation of purchase price is estimated as follows (in thousands):


         Net assets acquired excluding customer advance..  $   2,296
         Customer advance................................     (4,000)
         Deferred compensation...........................      2,058
         In process R&D..................................      6,960
         Intangible assets...............................     30,250
         Goodwill........................................     11,677
                                                           ---------
         Total consideration.............................  $  49,241
                                                           =========



3. PRO FORMA ADJUSTMENTS
   ---------------------

Balance Sheet
-------------

The accompanying unaudited pro forma combined balance sheet has been prepared as if the acquisition had been completed on September 30, 2002 and reflects the following pro forma adjustments:


(a) To record cash payments of approximately $37.9 million made to TeraLogic shareholders, repayment of an outstanding debt obligation of approximately
    $5.1 million and approximately $2.5 million for other costs related to the acquisition.

(b) To record estimated adjustments to property and equipment of approximately
    $241,000.

(c) To record the goodwill and intangible assets resulting from the acquisition.

(d) To record estimated loss on excess leased facility at TeraLogic as a result of the acquisition.

(e) To reflect repayment of an outstanding debt obligation as part of the acquisition of $5 million and the elimination of an inter-company bridge loan of $2 million.

(f) To eliminate the historical shareholders' equity of TeraLogic and to record the estimated in-process R&D charge of approximately $7 million.

(g) To record the total estimated value of stock options granted to employees of TeraLogic as part of the acquisition.

(h) To record the deferred stock-based compensation related to certain stock options granted to TeraLogic employees as part of the acquisition.



Statement of Operations
-----------------------

The accompanying unaudited pro forma combined statements of operations have been prepared as if the acquisition had been completed as of the beginning of the fiscal year ended June 30, 2002 and reflects the following pro forma adjustments:



(j) To record the amortization of intangibles resulting from the acquisition of TeraLogic on a straight-line basis for the fiscal year ended June 30, 2002 and the three-month period ended September 30, 2002.

(k) To record the amortization of deferred stock-based compensation resulting from the acquisition of TeraLogic for the fiscal year ended June 30, 2002 and the three-month period ended September 30, 2002.

(l) To reduce estimated interest income for the fiscal year ended June 30, 2002 and the three-month period ended September 30, 2002 to reflect the amounts that would not have been earned had the acquisition of TeraLogic occurred on July 1, 2001.



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